EXHIBIT 4.1

                                   SUPPLEMENT
                                       TO
                        SERIES SUPPLEMENT, SERIES 2001-5


                     THIS SUPPLEMENT, dated as of February 16, 2001 (this "Supplement"), to the Series Supplement, dated as of February 2, 2001, (the "Series Supplement") between Lehman ABS Corporation, as depositor (the "Depositor") and U.S. Bank Trust National Association, as the trustee (the "Trustee" and together with the Depositor, the "Parties").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                     WHEREAS, the Parties entered into the Series Supplement for the purpose of setting forth, among other things, certain supplemental information with respect to the issuance of certificates initially designated Corporate-Backed Trust Certificates, Series 2001-5.

                     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties hereby agree as follows:


                     1. Pursuant to Section 3(d) of the Series Supplement, the Depositor hereby sells to the Trust an additional $13,398,000 of Underlying Securities and the Trust hereby issues an additional 504,130 Class A-1 Certificates with an initial aggregate Certificate Principal Amount of $12,603,250 and an additional $794,750 aggregate principal amount of Class A-2 Certificates (the "Additional Certificates"). The Additional Certificates shall have an original issue date of even date herewith but the Class A-1 Certificates shall accrue interest from February 2, 2001. The descriptions of the Underlying Securities and the Certificates in the Series Supplement, including the Schedules and Exhibits thereto, shall be deemed to be amended mutatis mutandis. Attached as Exhibit A hereto is a revised Class A-2 Certificate Call Schedule.

                     2. Effect of Supplement. Except as supplemented hereby, the Series Supplement is ratified and confirmed and continues in full force and effect.

                     3. Counterparts. This Supplement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same instrument.

                     4. Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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           IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                              LEHMAN ABS CORPORATION

                              By: /S/ Rene Canezin
                                  --------------------------------------------
                                  Name: Rene Canezin
                                  Title: Senior Vice-President




                              U.S. BANK TRUST NATIONAL ASSOCIATION,
                                            not in its individual capacity
                                            but solely as Trustee on behalf
                                            of the Corporate Backed Trust
                                            Certificates Series, 2001-5
                                            Trust

                              By: /S/ Marlene Fahey
                                  --------------------------------------------
                                   Name: Marlene Fahey
                                   Title: Vice-President





                                       2
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                                                                     EXHIBIT A

CLASS A-2 CERTIFICATE
CALL SCHEDULE
---------------------



                      DATE            ENDING BALANCE
              -----------------------------------------

                      6/1/01           NON-CALLABLE
                     12/1/01           NON-CALLABLE
                      6/1/02           NON-CALLABLE
                     12/1/02           NON-CALLABLE
                      6/1/03           NON-CALLABLE
                     12/1/03           NON-CALLABLE
                      6/1/04           NON-CALLABLE
                     12/1/04           NON-CALLABLE
                      6/1/05           NON-CALLABLE
                     12/1/05           NON-CALLABLE
                      2/2/06              $ 384,080
                      6/1/06              $ 396,611
                     12/1/06              $ 416,442
                      6/1/07              $ 437,264
                     12/1/07              $ 459,127
                      6/1/08              $ 482,083
                     12/1/08              $ 506,187
                      6/1/09              $ 564,497
                     12/1/09              $ 558,072
                      6/1/10              $ 585,976
                     12/1/10              $ 615,275
                      6/1/11              $ 646,039
                     12/1/11              $ 678,340
                      6/1/12              $ 712,258
                     12/1/12              $ 747,871
                      6/1/13              $ 785,263
                     12/1/13              $ 824,527
                      6/1/14              $ 865,754
                     12/1/14              $ 909,041
                      6/1/15              $ 954,493
                     12/1/15            $ 1,002,218
                      6/1/16            $ 1,052,328
                     12/1/16            $ 1,104,945
                      6/1/17            $ 1,160,193
                     12/1/17            $ 1,218,202
                      6/1/18            $ 1,279,113
                     12/1/18            $ 1,343,068
                      6/1/19            $ 1,410,221
                     12/1/19            $ 1,480,733
                      6/1/20            $ 1,554,769
                     12/1/20            $ 1,632,508
                      6/1/21            $ 1,714,133
                     12/1/21            $ 1,799,840
                      6/1/22            $ 1,889,832
                     12/1/22            $ 1,984,323
                      6/1/23            $ 2,083,540

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                     12/1/23            $ 2,187,717
                      6/1/24            $ 2,297,102
                     12/1/24            $ 2,411,958
                      6/1/25            $ 2,532,555
                     12/1/25            $ 2,659,184
                      6/1/26            $ 2,792,143
                     12/1/26           --